Exhibit 10.06

THIRD AMENDMENT

TO

5-YEAR REVOLVING CREDIT AGREEMENT

dated as of

May 31, 2006

among

VALERO LOGISTICS OPERATIONS, L.P.,

as Borrower,

VALERO L.P.,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

THIRD AMENDMENT TO 5-YEAR REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO 5-YEAR REVOLVING CREDIT AGREEMENT (this “Third Amendment”) dated as of May 31, 2006, is among VALERO LOGISTICS OPERATIONS, L.P., a Delaware limited partnership (the “Borrower”); VALERO L.P., a Delaware limited partnership (the “MLP”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain 5-Year Revolving Credit Agreement dated as of December 20, 2004 (as amended by the First Amendment to 5-Year Revolving Credit Agreement dated as of June 30, 2005 and the Second Amendment to 5-Year Revolving Credit Agreement dated as of May 15, 2006, each among the Borrower, the MLP, the Administrative Agent and the Lenders party thereto, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.

B. The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Sections in this Third Amendment refer to Sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.01.

(a) The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this 5-Year Revolving Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, as the same may be amended, modified, supplemented or restated from time to time in accordance herewith.

(b) The grid in the definition of “Applicable Rate” is hereby amended in its entirety to read as follows:

Index Debt Ratings:	ABR Spread	Eurodollar Spread	Facility Fee Rate
Tier 1 Greater than BBB or Baa2	0.00%	0.270%	0.080%

Tier 2 BBB or Baa2	0.00%	0.400%	0.100%

Tier 3 BBB- or Baa3	0.000%	0.500%	0.125%

Tier 4 BB+ or Ba1	0.000%	0.575%	0.175%

Tier 5 Less than BB+ or Ba1	0.000%	0.700%	0.200%

(c) The definition of “Consolidated EBITDA” is hereby amended in its entirety to read as follows:

“Consolidated EBITDA” means, without duplication, as to the MLP and its Subsidiaries, on a consolidated basis for each Rolling Period, the amount equal to Consolidated Operating Income for such period (a) plus the following to the extent deducted from Consolidated Operating Income in such period: (i) depreciation, amortization and other non-cash charges for such period and (ii) cash distributions received by the Borrower from Skelly-Belvieu Pipeline Company, and similar joint ventures, during such period; (b) minus all non-cash income added to Consolidated Operating Income in such period; and (c) plus any Material Project EBITDA Adjustments for such period; provided that (i) Consolidated EBITDA shall be adjusted from time to time as necessary to give pro forma effect to permitted acquisitions or Investments (other than Joint Venture Interests) or sales of property by the MLP and its Subsidiaries and (ii) Consolidated EBITDA shall be adjusted to take into account pro forma synergies as a result of the Acquisition in an amount equal to (A) $17,500,000 for the Rolling Period ending on September 30, 2005, (B) $15,000,000 for the Rolling Period ending on December 31, 2005, (C) $10,000,000 for the Rolling Period ending on March 31, 2006 and (D) $5,000,000 for the Rolling Period ending on June 30, 2006.

(d) The definition of “Maturity Date” is hereby amended in its entirety to read as follows:

“Maturity Date” means May 31, 2011, and for any Lender agreeing to extend its Maturity Date pursuant to Section 2.20, the date on May 31 in each year thereafter pursuant to which the Maturity Date has been extended, but in no event later than May 31, 2013.

(e) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Consenting Lenders” has the meaning set forth in Section 2.20(b).

“Extension Confirmation Date” has the meaning set forth in Section 2.20(b).

“Extension Effective Date” has the meaning set forth in Section 2.20(b).

“Material Project” means each new pipeline, storage facility, processing plant or other capital expansion project wholly owned by the MLP or its Subsidiaries, the construction of which commenced after May 31, 2006 and which has a budgeted capital cost exceeding $25,000,000.

“Material Project EBITDA Adjustments” means, with respect to each Material Project, (a) for any Rolling Period ending on or prior to the last day of the fiscal quarter during which the Material Project is completed, a percentage (based on the then-current completion percentage of the Material Project) of an amount to be approved by the Required Lenders as the projected Consolidated EBITDA attributable to such Material Project (such amount to be determined based on contracts relating to such Material Project, the creditworthiness of the other parties to such contracts and projected revenues from such contracts, capital costs and expenses, scheduled completion, and other factors deemed appropriate by the Lenders) shall be added to actual Consolidated EBITDA for the MLP and its Subsidiaries for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until completion of the Material Project (net of any actual Consolidated EBITDA attributable to such Material Project following its completion), provided that if construction of the Material Project is not completed by the scheduled completion date, then the foregoing amount shall be reduced by the following percentage amounts depending on the period of delay for completion (based on the period of actual delay or then-estimated delay, whichever is longer): (i) longer than 90 days, but not more than 180 days, 25%, (ii) longer than 180 days but not more than 270 days, 50%, and (iii) longer than 270 days, 100%; and (b) for each Rolling Period ending on the last day of the first, second and third fiscal quarters, respectively, immediately following the fiscal quarter during which the Material Project is completed, an amount equal to the projected Consolidated EBITDA attributable to the Material Project for the period from but excluding the end of such Rolling Period through and including the last day of the fourth fiscal quarter following the fiscal quarter during which the Material Project is completed shall be added to Consolidated EBITDA for such Rolling Period (net of any actual Consolidated

EBITDA attributable to the Material Project for the period from and including the date of completion through and including the last day of the fiscal quarter during which the Material Project is completed). Notwithstanding the foregoing, (i) no such additions shall be allowed with respect to any Material Project unless not later than 45 days prior to commencement of construction thereof, the Borrower shall have delivered to the Administrative Agent and the Lenders written pro forma projections of Consolidated EBITDA attributable to such Material Project and such other information and documentation as the Administrative Agent or any Lender may reasonably request, all in form and substance satisfactory to the Administrative Agent and the Required Lenders, and (ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA of the MLP and its Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments in respect of any acquisitions or dispositions as provided in the definition of Consolidated EBITDA).

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Third Amendment” means the Third Amendment to 5-Year Revolving Credit Agreement dated as of May 31, 2006 among the Borrower, the MLP, the Administrative Agent and the Lenders party thereto.

(f) The definitions of “Consolidated Interest Coverage Ratio” and “Consolidated Interest Expense” are hereby deleted.

2.2 Amendment to Section 2.11(c). Section 2.11(c) is hereby amended in its entirety to read as follows:

“(c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee which shall accrue at a per annum rate equal to 0.100% on the daily amount of such Lender’s Revolving Credit Exposure during the time the sum of the total Revolving Credit Exposures equals or exceeds 50% of the total Commitments. Utilization fees shall be computed on the basis of a year of 360 days and shall be payable in arrears on the last day of March, June, September and December of each year.”

2.3 Amendment to Section 2.18(b). Section 2.18(b) is hereby amended by inserting the words “, or if any Lender shall fail to agree to extend the Maturity Date pursuant to Section 2.20 if the Required Lenders have agreed to do so,” after the word “hereunder,” and before the word “then” in the fourth line thereof.

2.4 Amendment to Article II. Article II is hereby amended to add the following new Section 2.20 to read as follows:

“Section 2.20. Extension of Maturity Date.

(a) Not earlier than 90 days prior to, nor later than 30 days prior to, each anniversary of May 31, 2006, and on not more than two occasions, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. Within 30 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

(b) The Maturity Date shall be extended only if the Required Lenders (calculated excluding any Lender in default in its obligation to fund Loans hereunder and prior to giving effect to any replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented thereto. If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the year following the Maturity Date then in effect (such existing Maturity Date being the “Extension Effective Date”). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the new Maturity Date (after giving effect to such extension). As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Confirmation Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article III made by it are true and correct on and as of the Extension Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, (B) before and after giving effect to such extension no Default exists or will exist as of the Extension Confirmation Date, and (C) since December 31, 2003, no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect has occurred. The Borrower shall prepay any Loans outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep outstanding Loans ratable with any revised and new Applicable Percentages of all the Lenders effective as of the Extension Effective Date.”

2.5 Amendment to Section 6.01(f). Section 6.01(f) is hereby amended by:

(a) deleting the words “(i) the Consolidated Interest Coverage Ratio set forth in Section 6.11(a) and (ii)”; and

(b) changing the reference to “Section 6.11(b)” therein to “Section 6.11”.

2.6 Amendments to Section 6.04(f) and (g). Section 6.04(f) and (g) are each hereby amended by:

(a) deleting the words “, (ii) the Consolidated Interest Coverage Ratio set forth in Section 6.11(a),”;

(b) renumbering “(iii)” to “(ii)”; and

(c) changing the reference to “Section 6.11(b)” therein to “Section 6.11”.

2.7 Amendment to Section 6.11. Section 6.11 is hereby amended in its entirety to read as follows:

“Section 6.11. Financial Condition Covenants. The MLP will not permit at any time its Consolidated Debt Coverage Ratio to be in excess of (a) 5.00 to 1.00 for any Rolling Period ending on or before June 30, 2006 and (b) 4.75 to 1.00 for any Rolling Period ending on or subsequent to September 30, 2006; provided that if at any time the MLP or any of its Subsidiaries consummates an acquisition (including the Acquisition) for which the MLP or any of its Subsidiaries has paid aggregate net consideration of at least $100,000,000, then, for the two Rolling Periods the last day of which immediately follow the date on which such acquisition is consummated, the numerator of the maximum Consolidated Debt Coverage Ratio otherwise permitted above shall be increased by 0.5; thereafter, compliance shall be determined by reverting back to clause (a) or (b) above, as applicable.”

2.8 Amendment to Section 10.02(b). Clause (v) of Section 10.02(b) is hereby amended by inserting the words “or Section 2.20” after the words “Section 4.01” and before the word “or” in the first line of such clause (v).

Section 3. Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Credit Agreement) (the “Effective Date”):

3.1 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this Third Amendment on or prior to the Effective Date.

3.2 The Administrative Agent shall have received from all of the Lenders, the Borrower and the MLP, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.

3.3 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

3.4 No Default shall have occurred and be continuing, after giving effect to the terms of this Third Amendment.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. The Borrower and the MLP each hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.

4.3 Loan Document. This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 NO ORAL AGREEMENT. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 GOVERNING LAW. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

VALERO LOGISTICS OPERATIONS, L.P.

By:	Valero GP, Inc., its General Partner

	By:	/s/ Steven A. Blank
Steven A. Blank
Senior Vice President and
Chief Financial Officer

VALERO L.P.

By:	Riverwalk Logistics, L.P., its General Partner

By:	Valero GP, LLC, its General Partner

	By:	/s/ Steven A. Blank
Steven A. Blank
Senior Vice President and
Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By	/s/ Robert Traband
Name:	Robert Traband
Title:	Vice President

SUNTRUST BANK, individually and as Syndication Agent

By	/s/ Peter Panos
Name:	Peter Panos
Title:	Vice President

BARCLAYS BANK PLC, individually and as Co-Documentation Agent

By	/s/ Peter Harrington
Name:	Peter Harrington
Title:	Director

MIZUHO CORPORATE BANK (USA), individually and as Co-Documentation Agent

By	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Senior Vice President

ROYAL BANK OF CANADA, individually and as Co-Documentation Agent

By	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI, LTD., individually and as Co-Managing Agent

By	/s/ Kelton Glasscock
Name:	Kelton Glasscock
Title:	Vice President & Manager

BANK OF AMERICA, N.A., individually and as Co-Managing Agent

By	/s/ Claire Liu
Name:	Claire Liu
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, individually and as Co-Managing Agent

By	/s/ N. Bell
Name:	N. Bell
Title:	Senior Manager

BNP PARIBAS, individually and as Co-Managing Agent

By	/s/ Mark A. Cox
Name:	Mark A. Cox
Title:	Director

By	/s/ Larry Robinson
Name:	Larry Robinson
Title:	Director

CITIBANK, N.A., individually and as Co-Managing Agent

By	/s/ Amy K. Pincu
Name:	Amy K. Pincu
Title:	Attorney-in-Fact

THE ROYAL BANK OF SCOTLAND plc, individually and as Co-Managing Agent

By	/s/ Matthew Main
Name:	Matthew Main
Title:	Managing Director

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KEYBANK NATIONAL ASSOCIATION, individually and as Co-Managing Agent

By	/s/ Thomas Rajan
Thomas Rajan
Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION, individually and as Co-Managing Agent

By	/s/ William M. Ginn
Name:	William M. Ginn
Title:	General Manager

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WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Co-Managing Agent

By	/s/ Jo Ann Vasquez
Name:	Jo Ann Vasquez
Title:	Vice President

LEHMAN BROTHERS BANK, FSB

By	/s/ Janine M. Shugan
Name:	Janine M. Shugan
Title:	Authorized Signatory

UBS LOAN FINANCE LLC

By	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director, Banking Products Services, US

By	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director, Banking Products Services, US

COMPASS BANK

By	/s/ Payton K. Swope
Name:	Payton K. Swope
Title:	Vice President

BANK HAPOALIM B.M.

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